EXHIBIT 10.4

PATENT SALE AGREEMENT

This Patent Sale Agreement (“Agreement”) is entered into as of September 1st, 2015 (Effective Date) by and between Escue Energy, Inc., a Nevada Corporation, having its principle place of business at, 1755 Wittington Place Suite 340, Dallas, TX 77056 (Purchaser), and Escue Wind S. L., a Spanish corporation, having its principle place of business in Malaga, Spain (Seller).

RECITALS

WHEREAS, Purchaser desires to purchase Seller’s Patent Rights (as defined below), and Seller is willing to sell such Patent Rights to Purchaser under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the following mutual promises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

For the purposes of this Agreement, the terms hereunder shall have the meanings as defined below:

1.1	“Assignment Agreements” means all agreements assigning ownership of the Patent Rights from the inventors and/or prior owners to Seller.

1.2

“Patent Rights” shall mean those specific patent applications and patents listed in Exhibit A (the “Patents”) as well as the right to claim priority based on the applications, the same to be held by and enjoyed by Purchaser to the full end of the term for which said Letters Patents are granted, as fully and entirely as the same could have been held and enjoyed by Seller if this sale had not been made, together with all rights of actions for past infringement thereof including the right to recover damages for said infringement.

1.3

“U.S. Prosecution History Files” means all non-privileged documents in Seller’s custody that are readily accessible by Seller from its files that directly relate to the prosecution of patent applications and that were filed with or received from the United States Patent and Trademark Office.

1.4

“Foreign Prosecution History Files” means all non-privileged documents in the custody of Seller’s counsel, if any, that are located in the files of Seller’s counsel in a jurisdiction outside the U.S. that directly relate to the prosecution of patent applications and that were filed with or received from a foreign patent office.

1.5

“U.S. Deliverables” means the following documentation directly related to each Patent Right filed in the United States to the extent that such documentation exists and is readily accessible by Seller from its U. S. files: (a) the original copy of the patent issued by the USPTO or a certified true copy thereof; (b) the original Assignment Agreement(s); (c) the record of invention; and (d) U.S. Prosecution History Files.

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1.6

“Foreign Deliverables” means the following documents directly related to each Patent Right filed outside the United States to the extent that such document exists and is readily accessible by Seller’s counsel from its files located in a non-U.S. jurisdiction: (a) the original copy of the patent issued by the foreign patent office or a certified true copy thereof; (b) a copy of each pending patent application; and; (c) Foreign Prosecution History Files.

1.7	“Project” means the design, engineering, manufacture and sale of vertical axis wind turbines of varying capacities of 100 kilowatts or less to be undertaken by the Seller and his team.

2. TRANSFER OF PATENTS AND ADDITIONAL RIGHTS

2.1

Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller’s right, title and interest in and to the Patent Rights. This sale includes all right, title and interest of Seller in all causes of action and enforcement rights for the Patents, including all of its rights to pursue damages, injunctive relief and other remedies for past, current and future infringement of the Patent Rights. This sale is subject to the pre-existing rights of others and existing licenses listed in Exhibit B. Upon receipt of the Consideration, Seller shall execute and deliver to Purchaser the assignment agreements attached hereto as Exhibit C within 30 days and shall provide the U.S. Deliverables and Foreign Deliverables within 45 days.

2.2

Effective upon the Closing, and subject to the provisions of Paragraph 2.3, Purchaser hereby grants to Seller and all Affiliates, a royalty-free, non-exclusive, non-sublicensable perpetual right and license to the Patent Rights (collectively the “Seller License”) to practice the methods and to make, have made, use, distribute, lease, sell, offer for sale, import, export, develop and otherwise dispose of and exploit any of Seller’s or any Affiliates’ processes and products (collectively the “Covered Products”). The seller license shall apply to the reproduction, and subsequent distribution of Covered Products as they are described by the Seller, Affiliates, authorized agents of the Seller, and Affiliates, and third parties in the supply chain for the Seller and any Affiliates, such as a distributor, replicator, VAR, or OEM. The Seller License is non-transferable (by operation of law or otherwise) except as set forth in Paragraph 2.3.

2.3

Without obtaining the consent of Purchaser, and without providing prior notice to Purchaser, Seller, or an Affiliate may assign or otherwise sublicense rights under the Seller License with respect to Covered Products in the context of an assignment to a third party purchaser (a “Permitted Transferee”) of an operating unit, product line, or product business of the Seller or an Affiliate that involves the one or more Covered Products. In the event of each such transfer (a “Transfer”), a Permitted Transferee’s use of the Seller License will be limited to the Covered Products that are of the type produced by the transferred operating unit, product line, or product business before the Transfer. Except for the Covered Products described in the preceding sentence, the Seller License will not extend to any other products, processes or services of a Permitted Transferee. Notwithstanding the foregoing, Seller shall retain Seller License rights in the event of a Transfer.

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3. CONSIDERATION

3.1

Purchaser shall pay to Seller the sum of ten dollars ($10.00 USD) and Forty Million (40,000,000.00) shares of Escue energy, Inc. (OTCPink: ESCU) common stock valued at $1.00 as consideration for the sale of the Patent Rights to Purchaser under this Agreement. The $10.00 shall be paid upon delivery of this Agreement, and common stock shall be issued in the name of Escue Wind S.L. (or a designee of its choice) and delivered by FEDEX to the Seller within 10 days.

3.2	Delivery

Purchaser shall deliver to Seller the Payment described in Section 3.1 to the following physical address:

Escue Wind S. L.

c/o Shama Capital LLC

11903 Southern Bvld

Suite 108

Royal Palm Beach, Fl 33411

Attn: Mr. S. Quraeshi

4. REPRESENTATIONS AND WARRANTIES

4.1 Mutual Representations and Warranties

Each party represents and warrants to the other as follows:

(a)	it is a corporation duly organized and validly existing under the laws of the state or country of its incorporation;

(b)	it has the complete and unrestricted power and right to enter into this Agreement and to perform its obligations hereunder;

(c)

the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which such party is a party or by which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over such party;

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(d)

all consents, approvals and authorizations from all governmental authorities, administrative or other agencies, trustees or any other persons having authority over such party required to be obtained by such party in connection with the execution and delivery of this Agreement have been obtained;

(e)

no person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon such party for any commission, fee or other compensation as a finder or broker because of any act by such party or its agents; and

(f)	it has not entered into any agreement with any Third Party that is in conflict with the rights granted to the other party pursuant to this Agreement.

4.2 Seller Representations and Warranties

Seller represents and warrants that:

(a)

Seller is the true owner of all right, title and interest in and to the Patent Rights, and Seller knows of no asserted or unasserted claims of ownership of the Patent Rights by any party other than the Seller;

(b)

Seller knows of no inventors of the Patent Rights other than the named inventors of the Patent Rights, and knows of no asserted or unasserted claims of inventorship of the Patent Rights by any person other than the named inventors of the Patent Rights; and

(c)

Seller knows of no asserted claims of prior invention of the Patent Rights by any third party, including any interferences or requests for interferences involving the Patent Rights, except as appear in the USPTO record.

4.3 Purchaser Representations and Warranties

Purchaser represents and warrants that:

(a)	Payments to Seller will be made in accordance with the provisions contained in Article 3.

(b)	Purchaser is aware that through the conduct of Seller’s business there are third parties that have license rights under the Patent Rights.

5. DISCLAIMER OF OTHER WARRANTIES

THE WARRANTIES SET FORTH IN ARTICLE 4 ABOVE ARE PROVIDED IN LIEU OF, AND EACH PARTY HEREBY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

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6. GENERAL PROVISIONS

6.1 Paragraph Headings

The paragraph headings are inserted only for purposes of reference. Such captions shall not affect the scope, meaning or intent of the provisions of this Agreement nor shall such headings otherwise be given any legal effect.

6.2 Joint Drafting

Seller and Purchaser acknowledge that each has participated in the drafting and negotiation of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by Seller and Purchaser. They intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter or any specific language contained herein.

6.3 Forum

Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Florida without regard to principles of conflict of laws. Each party hereby agrees to the exclusive jurisdiction and venue of the state and federal courts having within their jurisdiction Florida for all disputes arising out of or relating to this Agreement.

6.4 Notices.

Any notice, request, or communication under this Agreement shall be effective only if it is in writing and personally delivered; sent by certified mail, postage pre-paid; facsimile with receipt confirmed; or by nationally recognized overnight courier with signature required, addressed to the parties at the addresses stated below or such other persons and/or addresses as shall be furnished in writing by any party in accordance with this Section 6.3. Unless otherwise provided, all notices shall be sent:

If to Escue Wind S.L., to:

Escue Wind S. L.

c/o Shama Capital llc

11903 Southern Bvld

Suite 108

Royal Palm Beach, Fl 33411

Attn: Mr. S. Quraeshi

If to Escue Energy, Inc., to:

Escue Energy, Inc.

1755 Wittington Place, Suite 340

Dallas, Texas 77056

Attn: Mr. Madhu Sethi

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If sent by facsimile transmission, the date of transmission shall be deemed to be the date on which such notice, request or communication was given. If sent by overnight courier, the next business day after the date of deposit with such courier shall be deemed to be the date on which such notice, request or communication was given. If sent by certified mail, the third business day after the date of mailing shall be deemed the date on which such notice, request or communication was given.

6.5 Entire Agreement

This Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, including any letter of intent. No oral agreement or explanation by either party hereto shall alter the meaning or interpretation of this Agreement. No amendments or modifications shall be effective unless in writing signed by authorized representatives of both parties.

6.6 Counterparts

This Agreement may be executed in two counterparts, each of which shall constitute an original document, but both of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Escue Wind S.L.

By:	/s/ Sohail Quraeshi
Name:	Sohail Quraeshi
Title:	Chief Executive Officer

Escue Energy, Inc.

By:	/s/ Madhu Sethi
Name:	Madhu Sethi
Title:	Chief Operating Officer

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EXHIBIT A

Patents to be Assigned

Patent or Application No.	Country	Filing Date	Title of Patent

# U.S 6,394,745, B1	U.S.A	May 28,2002	STRAIGHT-BLADED VERTICAL AXIS WIND TURBINE

# 2,309,850	Canada	2005/06/07	STRAIGHT-BLADED VERTICAL AXIS WIND TURBINE

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EXHIBIT B

Existing Licenses

NONE.

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EXHIBIT C

PATENT ASSIGNMENT

In consideration of the payment by ASSIGNEE to ASSIGNOR of the sum of Forty Million shares of Escue Energy, Inc., common stock, the receipt of which is hereby acknowledged, and for other good and valuable consideration,

ASSIGNOR, Escue Wind S.L., a Spanish corporation having a principal place of business Malaga, Spain, ("ASSIGNOR") hereby sells, assigns and transfers to ASSIGNEE, Escue Energy, Inc.

("ASSIGNEE") ASSIGNOR's entire right, title and interest in and to:

Patent or Application No.	Country	Filing Date	Title of Patent

# U.S 6,394,745, B1	U.S.A	May 28,2002	STRAIGHT-BLADED VERTICAL AXIS WIND TURBINE

# 2,309,850	Canada	2005/06/07	STRAIGHT-BLADED VERTICAL AXIS WIND TURBINE

as well as the right to claim priority based on the applications, the same to be held and enjoyed by ASSIGNEE to the full end of the term for which said Letters Patents are granted, as fully and entirely as the same could have been held and enjoyed by ASSIGNOR if this assignment and sale had not been made, together with all rights of actions for past infringement thereof including the right to recover damages for said infringement subject to pre-existing rights of others. Assignor acknowledges that Assignee has granted back to Assignor a license under the Patent Rights on the conditions set forth in a Patent Sale Agreement between the parties.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 1st day of September, 2015.

Escue Wind S.L.		Escue Energy, Inc.

By:	/s/ Sohail Quraeshi	By:	/s/ Madhu Sethi
	(Signature of ASSIGNOR)		(Signature of ASSIGNEE)
Name:	Sohail Quraeshi	Name:	Madhu Sethi
Title:	Chief Executive Officer	Title:	Chief Operating Officer

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